SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2002

MOYCO TECHNOLOGIES, INC.

(Exact of Registrant as specified in charter)

Pennsylvania	0-04123	23-1697233

(State or other jurisdic-	(Commission	(IRS Employer
tion of incorporation)	File Number)	Identification No.)

200 Commerce Drive, Montgomeryville, PA	18936

(Address of principal executive offices)	(Zip Code)

     Registrant's telephone number, including area code (215) 855–4300

(Former name or former address, if changed since last report.)

Item 5. Other Events.

     On December 18, 2002, Moyco Technologies, Inc. issued the press release attached to this Report on Form 8–K at Exhibit 99.1 wherein it announced that commencing on January 2, 2003 its common stock will no longer be listed for trading on the Nasdaq SmallCap Market and will be traded on the over the counter market. The last day of trading of Moyco’s common stock on the Nasdaq SmallCap Market will be Tuesday, December 31, 2002. In addition, Moyco also announced that it has accepted the resignations of the following three members of its board of directors: Irvin Paul, Donald Gleklen, and Fletcher Wiley. Accordingly, Moyco’s board of directors currently consists of four members.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)	Exhibits. The exhibits designated with an asterisk (*) are filed herewith.

99.1* Press Release dated December 18, 2002.

     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8–K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2002	Moyco Technologies, Inc. (Registrant)

By /s/ Mark E. Sternberg
Mark E. Sternberg Chief Financial Officer